Sub-Item 77Q1(e):

Form of Amended Schedule A to the Investment Advisory Agreement
(amended as of May 14, 2014). Incorporated herein by reference to the Registrant s Registration Statement as filed with the
Securities and Exchange Commission on May 16, 2014 (Accession
Number 0001193125-14-202895).

Form of Amended Schedule A to the Investment Advisory Agreement
(amended as of June 25, 2014). Incorporated herein by reference to the Registrant s Registration Statement as filed with the
Securities and Exchange Commission on June 27, 2014 (Accession
Number 0001193125-14-253484).